EXHIBIT 99A.7
CONSOLIDATED BALANCE SHEETS             U S WEST COMMUNICATIONS, INC.
                                        (Telephone Operations Only)
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                                         (Unaudited)
                                        September 30,    December 31,
In millions                                 1999           1998
--------------------------------------  ------------- ---------------
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ASSETS
Current assets:
 Cash and cash equivalents               $        66   $          68
 Accounts receivable, net                      1,703           1,619
 Inventories and supplies                        187             154
 Deferred tax asset                              121             113
 Prepaid and other                                98              61
                                        ------------- ---------------
   Total current assets                        2,175           2,015

Property, plant and equipment - net           15,423          14,681
Other assets - net                             1,303             882
                                        ------------- ---------------
   Total assets                          $    18,901   $      17,578
                                        ============= ===============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Short-term debt                         $     1,767   $         789
 Accounts payable                              1,489           1,411
 Accrued expenses                              1,677           1,383
 Advance billings and deposits                   341             326
                                        ------------- ---------------
   Total current liabilities                   5,274           3,909

Long-term debt                                 4,976           5,154
Postretirement and other postemployment
 benefit obligations                           2,426           2,458
Deferred taxes, credits and other              1,761           1,594

Stockholder's equity                           4,464           4,463
                                        ------------- ---------------
   Total liabilities and
    stockholder's equity                 $    18,901   $      17,578
                                        ============= ===============
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